Exhibit 10.12
This Head Lease Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Head Lease Agreement were made to, and solely for the benefit of, the other parties to this Head Lease Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

FINAL

Head Lease Agreement
(A1)
Dated as of September 26, 2003
between
Tennessee Valley Authority,
as Head Lessor
and
NVG Network I Statutory Trust,
as Head Lessee

Lease OF Control, Monitoring and Data
ANALYSIS NETWORK

CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE HEAD LESSEE IN AND TO THIS HEAD LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST AND SECURITY AGREEMENT (Al), DATED AS OF SEPTEMBER 26, 2003, BETWEEN SAID LEASE INDENTURE TRUSTEE, AS SECURED PARTY, AND THE HEAD LESSEE, AS DEBTOR. SEE SECTION 13 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

-i-

TABLE OF CONTENTS
(continued)

		Page

Section 14.3.	Survival	7

Section 14.4.	Successors and Assigns	7

Section 14.5.	Business Day	7

Section 14.6.	Governing Law	7

Section 14.7.	Severability	7

Section 14.8.	Counterparts	7

Section 14.9.	Headings and Table of Contents	8

Section 14.10.	Further Assurances	8

Section 14.11.	Effectiveness	8

Section 14.12.	Limitation of Liability	8
Attachments:
Attachment A            Description of the Network
Attachment B            Permitted Closing Date Liens
-ii-

Head Lease Agreement (A1)
     This HEAD LEASE AGREEMENT (A1), dated as of September 26, 2003 (this “Head Lease”), between TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States (the “Head Lessor”), and NVG NETWORK I STATUTORY TRUST, a Delaware statutory trust (together with its successors and permitted assigns, the “Head Lessee”).
     WHEREAS, the Head Lessor, the Head Lessee, the Owner Participant and the other parties thereto have entered into the Participation Agreement setting forth the terms and conditions for entering into the Transaction;
     WHEREAS, pursuant to this Head Lease, the Head Lessor will lease an undivided interest equal to the Owner Lessor’s Percentage in the Network (other than the Software Rights) to the Head Lessee, and the Head Lessee will lease the Undivided Interest from the Head Lessor, for a term equal to approximately 125% of the estimated remaining useful life of the Network, subject to extension as provided herein; and
     WHEREAS, pursuant to this Head Lease, the Head Lessor will assign its interest in the Software Licenses or, alternatively, grant a non-exclusive license to use the Software Rights which are not created by the Software Licenses, to the Head Lessee for the Head Lease Term, and the Head Lessee will accept the assignment of, or grant of such license to use, such Software Rights from the Head Lessor.
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. DEFINITIONS.
     Unless the context otherwise requires, capitalized terms used in this Head Lease, including those used in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement. The general provisions of such Appendix A shall apply to terms used in this Head Lease and specifically defined herein.

SECTION 2.	LEASE OF UNDIVIDED INTEREST; CONVEYANCE OF INTEREST IN SOFTWARE RIGHTS.
     Section 2.1. Lease of Undivided Interest. The Head Lessor hereby leases the Undivided Interest to the Head Lessee, upon the terms and conditions set forth herein, for the term and renewal terms, if any, described below, and the Head Lessee hereby leases the Undivided Interest, upon the terms and conditions set forth herein, from the Head Lessor. The Head Lessor and the Head Lessee understand and agree that legal title to the Undivided Interest remains vested in the Head Lessor throughout the Head Lease Term. The Undivided Interest includes an undivided interest equal to the Owner Lessor’s Percentage in (x) all Modifications

which are incorporated in the Network and which became part of the Network pursuant to Section 8.3 of the Network Lease and Section 10 hereof, (y) all Replacement Components which become part of the Network pursuant to Section 7.2 of the Network Lease and Section 10 hereof, and (z) any Substituted Components or Substituted Non-Network Equipment which became part of the Network pursuant to Section 14A of the Network Lease and Section 10 hereof.
     Section 2.2. Conveyance of Interest in Software Rights. The Head Lessor hereby assigns on a non-exclusive basis the Software Licenses and hereby grants a non-exclusive license to use such of the Software Rights as are not created by the Software Licenses, and the Head Lessee hereby accepts such assignment of or grant of a non-exclusive license in, such Software Rights, upon the terms and conditions set forth herein, for the term and renewal terms, if any, described below. The Head Lessor and the Head Lessee understand and agree that (a) certain of the Software Rights are owned by the Head Lessor and others were conveyed to the Head Lessor by the Software Licenses and are subject to the rights of the vendors under the Software Licenses and the terms of the Software License Consents, and (b) the assignment of certain of the Software Rights and the non-exclusive license to use certain of the Software Rights granted by the Head Lessor hereunder, are non-exclusive, and the Head Lessor has assigned and granted similar rights in the Software Rights to the Other Owner Lessors.
SECTION 3. TERM AND RENT.
     Section 3.1. Head Lease Basic Term. The Head Lease Term shall commence on the Closing Date and shall terminate at 11:59 p.m. (New York City time) on March 25, 2041 (the “Head Lease Basic Term”), subject to earlier termination pursuant to the express terms hereof and extension for any number of Head Lease Renewal Terms (as defined below). Notwithstanding anything to the contrary set forth in this Section 3.1, in no event shall the Head Lease Basic Term terminate so long as the Head Lessee’s interest under this Head Lease shall be subject to the Lien of the Lease Indenture.
     Section 3.2. Head Lease Renewal Term. At the expiration of the Head Lease Basic Term or any Head Lease Renewal Term, the Head Lessee may extend this Head Lease with respect to the Owner Lessor’s Interest for any number of additional terms of not less than one year each (each a “Head Lease Renewal Term” and, together with the Head Lease Basic Term, the “Head Lease Term”) by giving the Head Lessor 180 days’ prior written notice.
     Section 3.3. Rent. (a) The Head Lessee hereby agrees to pay the Head Lessor rent in the amount of the Owner Lessor’s Cost on the Closing Date for the Head Lease Basic Term and all Head Lease Renewal Terms (the “Head Lease Rent”). The Head Lessor acknowledges receipt of such amount in full satisfaction of the Head Lessee’s obligation to pay rent during the Head Lease Basic Term and each Head Lease Renewal Term for the Owner Lessor’s Interest. If the Head Lessee elects to renew the term of the Head Lease of the Owner Lessor’s Interest for a Head Lease Renewal Term or Head Lease Renewal Terms pursuant to Section 3.2 hereof, the Head Lessor agrees that no additional rent shall be payable in respect of any such Head Lease Renewal Term. The parties agree that for Federal, state and local income tax purposes, (i) this Head Lease constitutes a sale of the Undivided Interest and Software Rights from the Head Lessor to the Head Lessee, and (ii) the Head Lease Rent will be treated as proceeds realized from such sale and assignment.

          (b) Head Lease Rent paid pursuant to Section 3.3(a) shall be retained by the Head Lessor in any and all events which are contemplated, prospective or possible under the provisions and conditions of this Head Lease and the other Operative Documents and shall be absolute and irrevocable under any circumstances whatsoever, including any rescission or termination of this Head Lease, in whole or in part.
          (c) For all purposes of this Head Lease and the Operative Documents, the Head Lease Rent payment and any other amount payable by the Head Lessee in respect of the Owner Lessor’s Interest shall be separately stated as follows: (i) 67% for the use of the Owner Lessor’s Interest without regard to the Software Rights separately stated, and (ii) 33% for the assignment of, or grant of a non-exclusive license to use, the Software Rights with respect to the Owner Lessor’s Interest.
SECTION 4. RIGHT OF QUIET ENJOYMENT.
     The Head Lessor agrees that, during the Head Lease Term, neither the Head Lessor, any Affiliate nor any other Person claiming title superior to, or by, through or under it shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Head Lessee of the Network subject to the terms hereof; provided that the Head Lessor’s covenant does not relate to actions of the Lease Indenture Trustee.
SECTION 5. TRANSFERS; CONVEYANCE OF TITLE.
     Section 5.1. Transfer of Head Lessor’s Interest. Upon (i) termination of the Network Lease pursuant to Section 14 or 18 thereof (unless in the case of Section 18 thereof, the Lessee pays Termination Value and all other amounts due to the Head Lessee pursuant to Section 18.l(g) of the Network Lease), or (ii) the expiration of the Network Lease Term under circumstances where the Lessee is required to return the Lessee’s Interest to the Owner Lessor (or its designee) in accordance with Section 5 of the Network Lease, the Head Lessee shall have the option exercisable at any time following such a termination or expiration of the Network Lease Term to purchase the Undivided Interest then subject to this Head Lease for an aggregate purchase price of one dollar ($1.00). If the Head Lessee shall exercise its option provided by this Section 5.1, the Head Lessor shall transfer by a bill of sale in form and substance reasonably satisfactory to the Head Lessee and prepared by and at the expense of the Head Lessor all of its right, title, interest and estate in, to and under the Undivided Interest to the Head Lessee free and clear of Liens other than Permitted Post Network Lease Term Liens.
     Section 5.2. Other Transfers. The Head Lessee agrees that, prior to the expiration of, or earlier termination of, the Network Lease Term, it shall not (i) assign, transfer or convey the Head Lessee’s interest in the Undivided Interest, or (ii) assign or grant a license or sublicense to use the Software Rights, in either case in whole or in part, except as part of the Head Lessee’s transfer of all or part of the Owner Lessor’s Interest pursuant to, and as permitted by, the Operative Documents. The Head Lessor and the Head Lessee acknowledge that (i) the Undivided Interest will be leased, and the Software Rights will be assigned, to the Lessee pursuant to the Network Lease, (ii) the Head Lessee shall have the right to transfer and convey all or part of the Owner Lessor’s Interest under and in accordance with Sections 10.2, 13.3, 14.4,

14A.5, 15.2, 16 and 18.1 of the Network Lease, and (iii) the Lessee shall have the right to sublease and assign the Undivided Interest in accordance with Section 20 of the Network Lease.
SECTION 6. TERMINATION; SURRENDER AND RETURN; PARTIAL TERMINATION.
     Section 6.1. Automatic Termination of this Head Lease. The Head Lease Term shall automatically terminate with respect to the entire Undivided Interest and the Software Rights, without any action of any Person whatsoever, upon (i) the purchase by the Head Lessor of the Owner Lessor’s Interest, and payment therefor, pursuant to Section 10.2, 13.3, 15.2, 16 or 18.l(g) of the Network Lease, or (ii) the purchase by the Head Lessee of the Owner Lessor’s Interest pursuant to Section 5.1 hereof. The Head Lease Term shall automatically terminate, without any action of any Person whatsoever, with respect to the Terminated Portion of the Network, upon satisfaction of the conditions set forth in Section 14A.4 of the Network Lease, (including the condition that payment of the Partial Termination Payment be made or, alternatively, subjection to this Head Lease of the Substituted Components or Substituted Non-Network Equipment).
     Section 6.2. Termination of Head Lease at Option of Head Lessee. At any time within eighteen months following the expiration or early termination of the Network Lease Term if (i) the Head Lease Term shall not have been terminated pursuant to Section 6.1 of this Head Lease, and (ii) the Head Lessee shall not have exercised its option to purchase the Owner Lessor’s Interest pursuant to Section 5.1 of this Head Lease, the Head Lessee may terminate this Head Lease. In connection with any termination of this Head Lease pursuant to this Section 6.2, the Head Lessee shall return the Owner Lessor’s Interest to the Head Lessor in accordance with Section 6.3.
     Section 6.3. Return by Head Lessee. Upon termination of the Head Lease Term pursuant to Section 6.1(i) or Section 6.2 of this Head Lease, the Head Lessee shall return the Owner Lessor’s Interest, by giving up possession of the same to the Head Lessor wherever the Owner Lessor’s Interest is then located and shall execute, acknowledge and deliver a release, surrender or conveyance of all its rights, title, interests and estate in the Owner Lessor’s Interest to be prepared by and at the expense of the Head Lessor in a form reasonably satisfactory to the Head Lessee, in each case on an “as is,” “where is,” and “with all faults” basis; provided that, upon termination of the Head Lease Term pursuant to Section 6.l(i), the Head Lessor shall pay all, costs of removal and restoration of the various premises from which the Owner Lessor’s Interest was removed if so required.
SECTION 7. LIENS.
     Section 7.1. Head Lessor Covenant. The Head Lessor agrees that it shall (i) not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Owner Lessor’s Interest other than, during the Network Lease Term, Permitted Liens and, after the termination of Network Lease Term, Permitted Post Network Lease Term Liens, (ii) promptly notify the Head Lessee and, so long as the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee, of the imposition of any such Lien (other than, during the Network Lease Term, Permitted Liens and, after the Network Lease Term, Permitted Post Network Lease Term Liens) of which the Head Lessor is aware, and (iii) promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien (other than, during the Network Lease Term, Permitted Liens and, after the termination of Network Lease Term, Permitted Post Network Lease Term Liens); provided, however, that the Head Lessor shall not be in breach of this covenant so long as it shall be diligently contesting such Lien and such contest shall not present any material risk of the sale, foreclosure or loss of the Owner Lessor’s Interest or any part thereof or the rights of the Head Lessee or, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee, under the Operative Documents.
SECTION 8. NONTERMINABILITY.
     Neither the rights nor obligations of the Head Lessee or the Head Lessor under this Head Lease shall be terminated, extinguished, diminished, lost or otherwise impaired by any circumstances of any character, including, without limitation: (a) any loss or destruction of, or damage to, all or any part of the Undivided Interest, the Software Rights, or the Network or any part of the foregoing for any reason whatsoever and of whatever duration, (b) the condemnation, requisitioning (by eminent domain or otherwise), expropriation, seizure or other taking of title to or use of the Undivided Interest, the Software Rights, the Network or any other part of the foregoing, by any Governmental Entity or TVA or otherwise, (c) any prohibition, limitation or restriction on the use by any Person of all or any part of its property or the interference with such use by any Person, or any eviction by paramount title or otherwise, (d) any inadequacy, incorrectness or failure of the description of the Undivided Interest, the Software Rights or the Network or any part thereof or any rights or property in which an interest is intended to be granted or conveyed by this Head Lease, (e) the insolvency, bankruptcy, reorganization or similar proceedings by or against the Head Lessor, the Head Lessee or any other Person, (f) the failure by the Head Lessee to comply with any Operative Document or (g) any other reason whatsoever, whether similar or dissimilar to any of the foregoing.
SECTION 9. SEVERANCE.
     It is the express intention of the parties hereto that the Network (exclusive of the Software Rights) is tangible personal property under the laws of the State where any portion of the Network is located, that title to the Network and every portion thereof is severed and subject to removal from the real property on which any portion of the Network is located and shall be and remain severed, from title to the real property on which arty portion of the Network is located.

SECTION 10.	MODIFICATIONS; REPLACEMENT COMPONENTS; SUBSTITUTED COMPONENTS, SUBSTITUTED NON-NETWORK EQUIPMENT; FUTURE SOFTWARE RIGHTS.
     Title to all Replacement Components, Substituted Components and Modifications incorporated in, or made to the Network from time to time in accordance with the Network Lease and in all Substituted Non-Network Equipment shall vest in the Head Lessor. An undivided interest equal to the Owner Lessor’s Percentage in all Replacement Components, Substituted Components and Modifications incorporated in, or made to the Network from time to time, in accordance with the Network Lease and in all Substituted Non-Network Equipment

shall automatically become subject to this Head Lease without any action by any Person whatsoever and shall be deemed to be a part of the Undivided Interest for all purposes of this Head Lease. The Head Lessor (i) assigns to the Head Lessee on a non-exclusive basis its rights in any Software Licenses obtained by the Head Lessor from time to time and (ii) grants to the Head Lessee a non-exclusive license in any software developed by the Head Lessor or in which it has a proprietary interest, in the case of either (i) or (ii), which are utilized in connection with the operation of the Network and are necessary for the operation of the Network as an integrated system for the Network Functions, in accordance with Sections 7 and 8 of the Network Lease. The Head Lessor and the Head Lessee acknowledge that similar rights in software acquired by the Head Lessor in the future shall be assigned or granted to the Other Owner Lessors.
SECTION 11. NONMERGER.
     The reversionary interests of the Head Lessor in the Undivided Interest shall not merge into any interests in the Undivided Interest leased by, through or under, this Head Lease even if such reversionary interests and such leased interests are at any time vested in or held directly or indirectly by the same Person, but this Head Lease shall nonetheless remain in full force and effect in accordance with its respective terms notwithstanding such vesting or holding. Notwithstanding this Section 11, nothing shall preclude termination of this Head Lease pursuant to Section 6.1.
SECTION 12. APPLICATION OF PAYMENTS FROM GOVERNMENTAL ENTITY.
     Any payments received during or with respect to the Network Lease Term by the Head Lessor or by the Head Lessee from any Governmental Entity or TVA with respect to the seizure, expropriation, condemnation or requisition of the use of, or title to the Undivided Interest or the Network shall be applied in accordance with Section 10 of the Network Lease. Any payments received with respect to the period after the expiration of the Network Lease Term by the Head Lessor or by the Head Lessee from any Governmental Entity with respect to the seizure, expropriation, condemnation or requisition of the use of, or title to the Undivided Interest or the Network shall be paid over to, or retained by, the Head Lessee.
SECTION 13. SECURITY FOR THE HEAD LESSEE’S OBLIGATION.
     In order to secure the Lessor Notes, the Head Lessee will by the Lease Indenture assign and grant a Lien to the Lease Indenture Trustee in and to all of the Head Lessee’s rights, title and interest in, to and under this Head Lease and the Owner Lessor’s Interest including its leasehold interest in the Undivided Interest and its interests in the Software Rights, other than Excepted Payments and Excepted Rights. The Head Lessor hereby consents to such assignment and to the creation of such Lien and acknowledges receipt of a copy of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. TO THE EXTENT, IF ANY, THAT THIS HEAD LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS HEAD LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART

CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.
SECTION 14. MISCELLANEOUS.
     Section 14.1. Amendments and Waivers. No term, covenant, agreement or condition of this Head Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.
     Section 14.2. Notices. Any notices, requests or communications hereunder shall be given or made in accordance with the provisions of Section 15.5 of the Participation Agreement.
     Section 14.3. Survival. The warranties and covenants made by each party hereto shall not survive the expiration or termination of this Head Lease in accordance with the terms hereof.
     Section 14.4. Successors and Assigns.
          (a) This Head Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns as permitted by and in accordance with the terms hereof.
          (b) The Head Lessor hereby consents to the entry by the Head Lessee into, and the performance by the Head Lessee of, the Operative Documents. Except as expressly provided herein or in any other Operative Document, neither party may assign its interests or transfer its obligations herein without the consent of the other party hereto.
     Section 14.5. Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment or performance is to be made pursuant to this Head Lease is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on the next succeeding Business Day.
     Section 14.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance, without regard to the conflicts-of-laws provisions thereof except New York General Obligations Law Section 5-1401 except to the extent inconsistent with Federal law.
     Section 14.7. Severability. If any provision hereof shall be invalid, illegal or unenforceable under the Applicable Law of any jurisdiction, the validity, legality and enforceability of such provision in any other jurisdiction, and of the remaining provisions hereof in any jurisdiction, shall not be affected or impaired thereby.
     Section 14.8. Counterparts. This Head Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 14.9. Headings and Table of Contents. The headings of the sections of this Head Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
     Section 14.10. Further Assurances. Each party hereto shall promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by the other party hereto, all as may be reasonably necessary to cany out more effectively the intent and purpose of this Head Lease.
     Section 14.11. Effectiveness. This Head Lease has been dated as of the date first above written for convenience only. This Head Lease shall be effective as of the date set forth on the signature page hereto.
     Section 14.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Head Lease is executed and delivered by the Trust Company, not individually or personally but solely as trustee of the Head Lessee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Head Lessee is made and intended not as personal representations, undertakings and agreements by the Trust Company, but is made and intended for the purpose for binding only the Head Lessee, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such, liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trust Company, be personally liable for the payment of any indebtedness or expenses of the Head Lessee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Head Lessee under this Head Lease.
(Signatures Follow On Next Page)

IN WITNESS WHEREOF, the Head Lessor and the Head Lessee have caused this Head Lease to be duly executed and delivered by their respective officers thereunto duly authorized on the dates below their respective signatures, but effective as of September 26, 2003.

TENNESSEE VALLEY AUTHORITY,
as Head Lessor

By:	/s/ John M. Hoskins
Name: John M. Hoskins
Title: Sr. V.P. & Treasurer

NVG NETWORK I STATUTORY TRUST,
as Head Lessee

By:	Wells Fargo Delaware Trust Company not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Ann Roberts Dukart
Name: Ann Roberts Dukart
Title: Vice President

*	Receipt of the original counterpart of the foregoing Head Lease is hereby acknowledged on this 26th day of September, 2003.

WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely
as Lease Indenture Trustee

By:	/s/ Ann Roberts Dukart
Name: Ann Roberts Dukart
Title: Vice President

*	This acknowledgment executed in the original counterpart only.

CONTROL, MONITORING AND DATA ANALYSIS NETWORK
HEAD LEASE AGREEMENTS
The September 26, 2003, Head Lease Agreement (Al) between the Tennessee Valley Authority (“TVA”), as head lessor and NVG Network I Statutory Trust, as head lessee has been filed. Each of the four Head Lease Agreements is substantially similar, except as noted below:
Head Lease Agreement (Al) covers an undivided 26.640926641 percent interest in the Control, Monitoring and Data Analysis Network (“Network”). In consideration of NVG Network I Statutory Trust agreeing to pay TVA $103.5 million as head lease rent, TV A agrees to lease the undivided interest in the Network to NVG Network I Statutory Trust for the head lease term.
Head Lease Agreement (A2) covers an undivided 33.462033462 percent interest in the Network. In consideration of NVG Network II Statutory Trust agreeing to pay TVA $130 million as head lease rent, TVA agrees to lease the undivided interest in the Network to NVG Network II Statutory Trust for the head lease term.
Head Lease Agreement (A3) covers an undivided 21.879021879 percent interest in the Network. In consideration of NVG Network III Statutory Trust agreeing to pay TVA $85 million as head lease rent, TVA agrees to lease the undivided interest in the Network to NVG Network III Statutory Trust for the head lease term.
Head Lease Agreement (A4) covers an undivided 18.018018018 percent interest in the Network. In consideration of NVG Network IV Statutory Trust agreeing to pay TVA $70 million as head lease rent, TVA agrees to lease the undivided interest in the Network to NVG Network IV Statutory Trust for the head lease term.